Exhibit 99.1

LEVEL 3 COMMUNICATIONS SUMMARY FINANCIAL RESULTS (Communications Revenue)
$ in Millions

2010 Reporting Format

Core Network Services Revenue	1Q09	2Q09	3Q09	4Q09	FY2009	4Q09/ 3Q09 %Change	4Q09 % CNS	4Q09 % Total
Wholesale	$362	$347	$347	$353	$1,409	2%	50%	39%
Large Enterprise and Federal	131	124	123	129	507	5%	18%	14%
Mid-Market	165	161	155	151	632	-3%	22%	17%
Europe	70	74	75	73	292	-3%	10%	8%
Total Core Network Services	728	706	700	706	2,840	1%	100%	78%

Wholesale Voice	171	171	159	162	663	2%		18%
Other	63	49	42	38	192	-10%		4%

Total Communications Revenue	$962	$926	$901	$906	$3,695	1%		100%

LEVEL 3 COMMUNICATIONS SUMMARY FINANCIAL RESULTS (Communications Revenue)
$ in Millions

Core Network Services Revenue	1Q09	2Q09	3Q09	4Q09	FY2009	4Q09/ 3Q09 %Change	4Q09 % CNS	4Q09 % Total
Infrastructure	$134	$132	$137	$140	$543	2%	20%	16%
Transport	293	286	286	288	1,153	1%	41%	32%
Data Services	186	182	173	175	716	1%	25%	19%
Voice (Local & Enterprise)	116	107	105	103	431	-2%	14%	11%
Total Core Network Services	729	707	701	706	2,843	1%	100%	78%

Wholesale Voice Services	170	170	158	162	660	3%	18%
Other	63	49	42	38	192	-10%	4%

Total Communications Revenue	$962	$926	$901	$906	$3,695	1%	100%